Exhibit 10.2

THIRD AMENDMENT

TO

THE PROGRESSIVE CORPORATION

2003 INCENTIVE PLAN

WHEREAS, The Progressive Corporation 2003 Incentive Plan, as heretofore amended (the “Plan”) is currently in effect; and

WHEREAS, the Board of Directors believes that it is desirable to further amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 6(d), entitled “Buyout Provisions,” is hereby deleted in its entirety.

2.	Except as expressly modified hereby, the terms of the Plan shall be unchanged.